National General Holdings Corp. Announces Closing of Acquisition National Farmers Union Insurance
NEW YORK, August 1, 2019 (GLOBE NEWSWIRE) - National General Holdings Corp. (NASDAQ:NGHC) announced today that it has completed the previously disclosed acquisition of National Farmers Union Property and Casualty Company (“National Farmers Union Insurance”) from QBE North America. National Farmers Union Insurance is a P&C insurance company that predominantly writes personal and farm auto and farm and homeowners’ insurance in the Midwestern United States. National Farmers Union Insurance has an exclusive relationship with the National Farmers Union until 2050, providing access to members through roughly 400 agencies. The purchase price for the transaction was $52.8 million, subject to customary post-closing adjustments. The change to the closing purchase price from our preliminary estimate reflects balance sheet changes during the past three quarters from ordinary course business activity.

National General Chief Executive Officer Barry Karfunkel stated: “We are excited to continue to expand our personal lines portfolio through the acquisition of National Farmers Union Insurance. This acquisition fits well with our existing business mix, expanding our personal lines footprint in the Midwest and opening up a new distribution network through an exclusive partnership with the National Farmers Union. We expect to realize benefits from integrating the company onto our shared services platform and the geographic diversification the acquisition brings, and we expect the acquisition to be immediately accretive to earnings. We welcome the National Farmers Union Insurance team to National General and look forward to continuing the profitable growth of our combined organization.”

About National Farmers Union Insurance
Based in Colorado, National Farmers Union Insurance has been serving rural America since 1945. National Farmers Union Insurance wrote $180 million in earned premium in 2018, with the majority of premium written in personal/farm auto (60% of 2018 GWP) and farm/homeowners (33% of 2018 GWP) lines. The company is licensed in 49 states with a heavy concentration of business in the Midwest: North Dakota, South Dakota, Colorado, Montana, Minnesota, Kansas, Wyoming, Nebraska and Utah.

About National General Holdings Corp.
National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements
This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, the effect of unpredictable catastrophic losses, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with third party or vendor agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Investor Contact
Investor Relations
Phone: 212-380-9462
Email: Investor.Relations@NGIC.com